INCENTIVE LISTING FEE NOTE AGREEMENT

This INCENTIVE LISTING FEE NOTE Agreement (this “Agreement”) is entered into as of September 6, 2012 (the “Effective Date”) by and among American Realty Capital Trust, Inc., a Maryland corporation (“ARCT”), American Realty Capital Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership” and together with ARCT, the “Obligors”) and AR Capital, LLC, a Delaware limited liability company (the “Holder”).

RECITALS

A. The Holder was the sponsor of ARCT, which owns and acquires single tenant free standing commercial real estate properties that are primarily net leased on a long-term basis to investment grade credit rated and other creditworthy tenants and that elected to be treated as a real estate investment trust (“REIT”) for U.S. federal income tax purposes commencing with the taxable year ended December 31, 2008.

B. Prior to March 1, 2012, ARCT operated as a non-exchange traded REIT and its day-to-day business and operations were managed by American Realty Capital Advisors, LLC, a Delaware limited liability company wholly-owned by the Holder (the “Former Advisor”).

C. On March 1, 2012, ARCT internalized its management and provided notice of termination of its advisory agreement with the Former Advisor (the “Internalization”) and listed its shares of common stock on The NASDAQ Global Select Market (the “Listing”).

D. In connection with the Internalization and the Listing, the board of directors of ARCT, among other things, approved new Articles of Amendment and Restatement of ARCT (the “New Charter”), which are an amendment and restatement of ARCT’s then-existing Articles of Amendment and Restatement, dated as of January 22, 2008 (the “Original Charter”), to reflect the fact that ARCT no longer was operating as a non-exchange traded REIT, and instructed ARCT to submit the New Charter for approval by ARCT’s stockholders.

E. Pursuant to the Original Charter, ARCT was obligated to a pay the Holder a “Subordinated Incentive Listing Fee” (the “Subordinated Incentive Listing Fee”) in connection with the listing of ARCT’s common stock on a national securities exchange. Such a provision is not included in the New Charter.

F. In connection with ARCT’s initial public offering of shares of its common stock on a “best efforts” basis pursuant to its Registration Statement (File No. 333-145949) (“ARCT’s IPO”), ARCT separately agreed to pay the Subordinated Incentive Listing Fee to the Holder in the form of a convertible three (3) year promissory note in a form that was previously agreed to by ARCT and the Holder.

G. On July 31, 2012, (i) ARCT’s stockholders approved the New Charter and (ii) ARCT filed the New Charter with the State of Maryland Department of Assessments and Taxation.

H. Prior to the date hereof, ARCT, the Operating Partnership and the Holder agreed that the Operating Partnership would be jointly and severally liable with ARCT in respect of the issuance of, and payment with respect to, the Subordinated Incentive Listing Fee Note (as defined below) if and when such note is issued.

I. Concurrently with the execution of this Agreement, Realty Income Corporation, a Maryland corporation (“Parent”) and Tau Acquisition LLC, a Delaware limited liability company wholly-owned by Parent (the “Merger Sub”), entered into that certain Agreement and Plan of Merger, dated as of the Effective Date (the “Merger Agreement”), pursuant to which ARCT will be merged with and into Merger Sub, with Merger Sub being the surviving entity (the “Merger”).

J. As a condition of entering into the Merger Agreement, Parent requested that ARCT obtain the Holder’s consent to cap the principal amount of the Subordinated Incentive Listing Fee Note at $76,000,000.

K. In response to Parent’s request, the Holder agreed to cap the principal amount of the Subordinated Incentive Listing Fee Note at $76,000,000 and in return requested from the Obligors that if and to the extent the Subordinated Incentive Listing Fee Note is issued, (i) the principal amount of the Subordinated Incentive Listing Fee Note would not be less than $58,600,000, (ii) the Subordinated Incentive Listing Fee Note be due and payable upon demand on not less than five (5) business days’ prior written notice by the Holder and (iii) if the Merger Agreement is terminated without a closing the Holder shall be entitled to receive an additional Subordinated Incentive Listing Fee Note to the extent the $76,000,000 cap otherwise limits the amount the Holder would be entitled to receive.

L. In connection with the Holder’s request that (i) the principal amount of the Subordinated Incentive Listing Fee Note not be less than $58,600,000 and (ii) the Subordinated Incentive Listing Fee Note be due and payable upon demand on not less than five (5) business days’ prior written notice by the Holder, the Obligors, acting through and at the direction of ARCT’s independent directors, requested that the Holder eliminate its right to convert the principal amount of the Subordinated Incentive Listing Fee Note into shares of ARCT’s common stock (the “Conversion Feature”) based on the Seasoned Average Market Value (as defined below).

M. In response to such requests, the Obligors, acting through and at the direction of ARCT’s independent directors and the Holder agreed to modify the terms of the Subordinated Incentive Listing Fee Note, if and to the extent issued, to (i) add a cap of $76,000,000 on its principal amount, (ii) add a floor of $58,600,000 on its principal amount, (iii) provide that such note shall be due and payable upon demand on not less than five (5) business days’ prior written notice by the Holder, (iv) eliminate the Conversion Feature and (v) provide that if the Merger Agreement is termination without a closing the Holder would be entitled to receive an additional Subordinated Incentive Listing Fee Note if the cap on the original Subordinated Incentive Listing Fee Note otherwise limited the amount the Holder was entitled to receive provided that the aggregate principal amount of such notes does not exceed $100,000,000.

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N. In connection with and as a result of (i) the New Charter becoming operative and replacing the Original Charter, (ii) the Listing, and (iii) the negotiations among Parent, the Holder and ARCT and the Operating Partnership regarding the revised terms of the Subordinated Incentive Listing Fee Note, the Obligors and the Holder desire to memorialize the Obligors’ obligation to issue, and the Holder’s right to receive, the Subordination Incentive Listing Fee Note, upon the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

In consideration of the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

SUBORDINATED INCENTIVE LISTING FEE NOTE

1.1 Issuance of the Subordinated Incentive Listing Fee Note. If the excess of (I) the sum of (a) the market value of ARCT’s common stock, based on the average market value of the shares issued and outstanding at the Listing over the 30 trading days beginning 180 days after the Listing (the “Seasoned Average Market Value”) plus (b) distributions paid by ARCT from and after May 21, 2008 and prior to the Listing exceeds (II) the sum of (c) the total amount of capital raised from stockholders during ARCT’s IPO and (d) the amount of cash flow necessary to generate a 6.0% annual cumulative, non-compounded return to such stockholders through the date of the Listing (the excess of clause (I) over clause (II) being hereinafter referred to as the “Excess Value Amount”), then the Obligors, jointly and severally, shall issue to the Holder the Subordinated Incentive Listing Fee as follows:

(a) In the form of a promissory note, substantially in the form of Exhibit A (the “Subordinated Incentive Listing Fee Note”), in a principal amount equal to 15% of the Excess Value Amount (the “Incentive Listing Fee Amount”); provided, however, that the principal amount of the Subordinated Incentive Listing Fee Note (x) will not be less than $58,600,000 and (y) will not be more than $76,000,000 (the amount set forth in this clause (y) is referred to as the “Cap”); and

(b) In the event that (x) the Merger Agreement is terminated without a closing and (y) if, as a result of the application of the Cap, the Subordinated Incentive Listing Fee Note shall have been issued in a principal amount less than the Incentive Listing Fee Amount, then an additional promissory note, substantially in the form of Exhibit B (the “Additional Note”) will be issued in a principal amount equal to the difference between (i) the Incentive Listing Fee Amount minus (ii) the original principal amount of the Subordinated Incentive Listing Fee Note; provided, however, the principal amount of the Additional Note shall not exceed the difference between (x) $100,000,000 and (y) the original principal amount of the Subordinated Incentive Listing Fee Note.

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ARTICLE II

DEFINITIONS

2.1 Certain Definitions. In this Agreement, the following terms have the meanings set forth below, which shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

“Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental body.

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any court or other governmental body or referee, trustee, arbitrator or mediator.

ARTICLE III

MISCELLANEOUS

3.1 Notices. All notices, requests, communications and demands to or upon the respective parties hereto to be effective shall be in writing (including by fax), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) delivery by facsimile transmission with telephonic confirmation or (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below (or to such other address as may be hereafter notified by the respective parties hereto in accordance with this Section 3.1):

The Obligors:	American Realty Capital Trust, Inc.
American Realty Capital Operating Partnership, L.P.
405 Park Avenue, 15th Floor
New York, New York 10022
Facsimile No.: (646) 861-7812
Attention: William M. Kahane

with a copy to:

Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Facsimile No.: (212) 969-2900
Attention: Peter M. Fass, Esq.
Steven L. Lichtenfeld, Esq.

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The Holder:	AR Capital, LLC
405 Park Avenue
New York, New York 10022
Facsimile No.: (212) 421-5799
Attention: Nicholas S. Schorsch

with a copy to:

AR Capital, LLC
405 Park Avenue
New York, New York 10022
Facsimile No.: (646) 861-7804
Attention: Jesse C. Galloway, Esq.

3.2 Expenses. Each of the parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

3.3 No Third-Party Beneficiaries. Subject to Sections 3.9 and 3.12, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

3.4 Consent to Jurisdiction; Service of Process. Each party to this Agreement irrevocably consents and agrees that any Proceeding commenced by it arising out of or relating to this Agreement or, if applicable, the Subordinated Incentive Listing Fee Note or the Additional Note after issuance thereof shall be brought only in the United States District Court for the Southern District of New York or, in the event such court does not have subject matter jurisdiction over such Proceeding, in courts of the State of New York sitting in the Borough of Manhattan, City of New York. Each party hereby (i) irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in personam, (ii) irrevocably and unconditionally waives any objection to the laying of venue in either of the aforesaid courts, and (iii) irrevocably and unconditionally waives and agrees not to plead or assert the claim that either of the aforesaid courts is not a convenient forum with respect to any such Proceeding or other similar defense or doctrine. Process in any such Proceeding may be served on any party in any manner provided by law.

3.5 Governing Law. This Agreement will be governed by the internal laws of the State of New York.

3.6 Further Assurances. The parties agree, without further consideration, (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated by this Agreement and, if applicable, the Subordinated Incentive Listing Fee Note and the Additional Note after issuance thereof.

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3.7 Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall be valid unless in writing and signed by the party to be charged with such amendment or waiver. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

3.8 Entire Agreement. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (together with the Subordinated Incentive Listing Fee Note and the Additional Note) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. The exhibit identified in and attached to this Agreement is incorporated herein by reference and shall be deemed as fully a part hereof as if set forth herein in full.

3.9 Assignments, Successors and No Third-Party Rights. Neither Obligor may assign any of its rights or obligations under this Agreement without the prior consent of the Holder. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Except as expressly provided in Section 3.12, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties hereto any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

3.10 Severability. Any term of this Agreement which would be invalid or unenforceable as written shall be deemed limited in scope and/or duration to the extent necessary to render it enforceable. The determination of any court that any provision is invalid or unenforceable shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity of the offending term or provision in any other situation or in any other jurisdiction.

3.11 Construction. The parties have participated jointly in the drafting of this Agreement, and each party was represented by counsel in the negotiation of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

3.12 Waiver of Legal Conflicts. The Obligors and the Holder each acknowledges and agrees that, at their request, Proskauer Rose LLP acted as counsel to the Obligors in connection with this Agreement, the Subordinated Incentive Listing Fee Note and the Additional Note. Accordingly, each of the parties agrees to, and does, waive any conflict of interest which may be deemed to arise as the result of such representation and agrees not to seek to disqualify or otherwise prevent Proskauer Rose LLP from representing the other party hereto (or any other clients of Proskauer Rose LLP) in any matters by reason of its work on, or representation of, such party in connection with this Agreement, the Subordinated Incentive Listing Fee Note, the Additional Note or its possession of confidential information relating to such party. Proskauer Rose LLP shall be entitled to rely upon this Section 3.12 as a third party beneficiary hereof. The Holder has advised the Obligors that it has retained its own counsel to represent it in connection with this Agreement.

3.13 Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Original signatures hereto may be delivered by facsimile which shall be deemed originals.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

OBLIGORS:

American Realty Capital Trust, Inc.

By: /s/ William M. Kahane
Name: William M. Kahane
Title: President and Chief Executive Officer

AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP, L.P.

By: American Realty Capital Trust, Inc., its general partner

By: /s/ William M. Kahane
Name: William M. Kahane
Title: President and Chief Executive Officer

HOLDER:

AR CAPITAL, LLC

By: /s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Managing Member